Exhibit 99.1

Blackstone Holdings II L.P.	08/13/2026
By: Blackstone Holdings I/II GP L.L.C., its general partner
By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Inc.	08/13/2026
By: /s/ Victoria Portnoy Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Tactical Opportunities Fund – FD L.P.	08/13/2026
By: Blackstone Tactical Opportunities Associates III – NQ L.P., its general partner By: BTO DE GP – NQ L.L.C., its general partner
By: /s/ Christopher J. James
Name: Christopher J. James
Title: Senior Managing Director

Blackstone Tactical Opportunities Associates III – NQ L.P. By: BTO DE GP - NQ L.L.C., its general partner	08/13/2026
By: /s/ Christopher J. James Name: Christopher J. James
Title: Senior Managing Director

BTO DE GP – NQ L.L.C.	08/13/2026
By: /s/ Christopher J. James Name: Christopher J. James
Title: Senior Managing Director

Blackstone Family Tactical Opportunities Investment Partnership III – NQ – ESC L.P.	08/13/2026
By: BTO – NQ Side-by-Side GP L.L.C., its general partner By: /s/ Christopher J. James Name: Christopher J. James
Title: Senior Managing Director

BTO – NQ Side-by-Side GP L.L.C.	08/13/2026
By: /s/ Christopher J. James Name: Christopher J. James Title: Senior Managing Director

Blackstone Group Management L.L.C.	08/13/2026
By: /s/ Victoria Portnoy Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary
/s/Stephen A. Schwarzman Stephen A. Schwarzman	08/13/2026